EXHIBIT 99.1

ORCHID ISLAND CAPITAL ANNOUNCES THIRD QUARTER 2016 RESULTS

VERO BEACH, Fla. (October 31, 2016) – Orchid Island Capital, Inc. (NYSE:ORC) ("Orchid" or the "Company"), a real estate investment trust ("REIT"), today announced results of operations for the three month period ended September 30, 2016.

Third Quarter 2016 Highlights

	Net income of $20.5 million, or $0.85 per common share (including net realized and unrealized gains on RMBS and derivative instruments of an aggregate of $4.4 million, or $0.18 per share)
	Third quarter total dividends declared and paid of $0.42 per common share
	Book value per share of $11.21 at September 30, 2016

7.1% economic gain on common equity for the quarter, or 28.4% annualized, comprised of $0.42 dividend per common share and $0.35 increase in net book value per common share, divided by beginning book value per share

	Company to discuss results on Tuesday, November 1, 2016, at 10:00 AM ET

Details of Third Quarter 2016 Results of Operations

The Company reported net income of $20.5 million for the three month period ended September 30, 2016, compared with net loss of $9.4 million for the three month period ended September 30, 2015. The third quarter net income included net interest income of $18.4 million, net portfolio gains of $4.4 million (which includes realized and unrealized gains (losses) on securities sold and derivative instruments), management fees and allocated overhead of $1.4 million, accrued compensation of $0.2 million, audit, legal and other professional fees of $0.2 million, and other operating, general and administrative expenses of $0.5 million.

Capital Allocation and Return on Invested Capital

The Company allocates capital to two RMBS sub-portfolios, the pass-through RMBS portfolio ("PT RMBS"), and the structured RMBS portfolio, consisting of interest only ("IO") and inverse interest-only ("IIO") securities. As of June 30, 2016, approximately 62% of the Company's investable capital (which consists of equity in pledged PT RMBS, available cash and unencumbered assets) was deployed in the PT RMBS portfolio. At September 30, 2016, the allocation to the PT RMBS had decreased by 3% to approximately 59%.

The table below details the changes to the respective sub-portfolios during the quarter, as well as the returns generated by each.

(in thousands)
Portfolio Activity for the Quarter
			Structured Security Portfolio
	Pass-Through		Interest-Only		Inverse Interest
	Portfolio		Securities		Only Securities		Sub-total		Total
Market value - June 30, 2016	$2,131,241		$55,918		$36,098		$92,016		$2,223,257
Securities purchased	733,204		-		34,343		34,343		767,547
Securities sold		(417,704)	-			(15)		(15)	(417,719)
Gains (Losses) on sales	232		-			(3)		(3)	229
Return of investment	n/	a		(4,846)		(2,637)		(7,483)	(7,483)
Pay-downs		(61,936)	n/	a	n/	a	n/	a	(61,936)
Premium lost due to pay-downs		(6,132)	n/	a	n/	a	n/	a	(6,132)
Mark to market gains (losses)	4,814		102			(1,182)		(1,080)	3,734
Market value - September 30, 2016	$2,383,719		$51,174		$66,604		$117,778		$2,501,497

The tables below present the allocation of capital between the respective portfolios at September 30, 2016 and June 30, 2016, and the return on invested capital for each sub-portfolio for the three month period ended September 30, 2016. The return on invested capital in the PT RMBS and structured RMBS portfolios was approximately 15.6% and (0.7)%, respectively, for the third quarter of 2016. The combined portfolio generated a return on invested capital of approximately 9.4%.

($ in thousands)
Capital Allocation
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
September 30, 2016
Market value	$2,383,719	$51,174	$66,604	$117,778	$2,501,497
Cash(1)	82,907	-	-	-	82,907
Borrowings(2)	(2,298,097)	-	-	-	(2,298,097)
Total	$168,529	$51,174	$66,604	$117,778	$286,307
% of Total	58.9%	17.8%	23.3%	41.1%	100.0%
June 30, 2016
Market value	$2,131,241	$55,918	$36,098	$92,016	$2,223,257
Cash(3)	80,060	-	-	-	80,060
Borrowings(4)	(2,060,827)	-	-	-	(2,060,827)
Total	$150,474	$55,918	$36,098	$92,016	$242,490
% of Total	62.1%	23.0%	14.9%	37.9%	100.0%

(1)	At September 30, 2016, total cash was reduced by unsettled security purchases of approximately $72.3 million.
(2)
At September 30, 2016, there were outstanding repurchase agreement balances of $22.4 million and $22.7 million secured by IO and IIO securities, respectively.  We entered into these arrangements to generate additional cash to invest in PT RMBS; therefore, we have not considered these balances to be allocated to the structured securities strategy.

(3)	At June 30, 2016, total cash was reduced by unsettled security purchases of approximately $4.3 million.
(4)
At June 30, 2016, there were outstanding repurchase agreement balances of $23.3 million and $18.2 million secured by IO and IIO securities, respectively.  We entered into these arrangements to generate additional cash to invest in PT RMBS; therefore, we have not considered these balances to be allocated to the structured securities strategy.

($ in thousands)
Returns for the Quarter Ended September 30, 2016
		Structured Security Portfolio
	Pass-Through	Interest-Only		Inverse Interest
	Portfolio	Securities		Only Securities		Sub-total		Total
Income / (loss) (net of borrowing cost)	$17,919		$(92)	$552		$460		$18,379
Realized and unrealized (losses) / gains	(1,086)	102			(1,185)		(1,083)	(2,169)
Derivative gains	6,587	n/	a	n/	a	n/	a	6,587
Total Return	$23,420	$10			$(633)		$(623)	$22,797
Beginning Capital Allocation	$150,474	$55,918		$36,098		$92,016		$242,490
Return on Invested Capital for the Quarter(1)	15.6%		0.0%		(1.8)%		(0.7)%	9.4%
Average Capital Allocation(2)	$159,502	$53,546		$51,351		$104,897		$264,399
Return on Average Invested Capital for the Quarter(3)	14.7%		0.0%		(1.2)%		(0.6)%	8.6%

(1)	Calculated by dividing the Total Return by the Beginning Capital Allocation, expressed as a percentage.
(2)	Calculated using two data points, the Beginning and Ending Capital Allocation balances.
(3)	Calculated by dividing the Total Return by the Average Capital Allocation, expressed as a percentage.

Prepayments

For the quarter, Orchid received $69.0 million in scheduled and unscheduled principal repayments and prepayments, which equated to a constant prepayment rate ("CPR") of approximately 11.7% for the third quarter of 2016.  Prepayment rates on the two RMBS sub-portfolios were as follows (in CPR):

		Structured
	PT RMBS	RMBS	Total
Three Months Ended	Portfolio (%)	Portfolio (%)	Portfolio (%)
September 30, 2016	8.9	17.9	11.7
June 30, 2016	8.4	15.9	11.0
March 31, 2016	5.5	12.4	8.2
December 31, 2015	6.8	13.4	9.0
September 30, 2015	6.1	16.2	10.2
June 30, 2015	13.8	17.9	15.3
March 31, 2015	8.1	14.6	9.7

Portfolio

The following tables summarize certain characteristics of Orchid's PT RMBS and structured RMBS as of September 30, 2016 and December 31, 2015:

($ in thousands)
				Weighted		Weighted
		Percentage		Average		Average	Weighted	Weighted
		of	Weighted	Maturity		Coupon	Average	Average
	Fair	Entire	Average	in	Longest	Reset in	Lifetime	Periodic
Asset Category	Value	Portfolio	Coupon	Months	Maturity	Months	Cap	Cap
September 30, 2016
Adjustable Rate RMBS	$2,076	0.1%	3.46%	222	1-Sep-35	8.08	10.05%	2.00%
Fixed Rate RMBS	2,332,879	93.3%	4.23%	318	1-Sep-46	NA	NA	NA
Hybrid Adjustable Rate RMBS	48,764	1.9%	2.55%	316	1-Aug-43	76.08	7.55%	2.00%
Total Mortgage-backed Pass-through	2,383,719	95.3%	4.19%	318	1-Sep-46	NA	NA	NA
Interest-Only Securities	51,174	2.0%	3.53%	226	25-Apr-45	NA	NA	NA
Inverse Interest-Only Securities	66,604	2.7%	5.65%	336	25-Sep-46	NA	6.17%	NA
Total Structured RMBS	117,778	4.7%	4.73%	288	25-Sep-46	NA	NA	NA
Total Mortgage Assets	$2,501,497	100.0%	4.22%	316	25-Sep-46	NA	NA	NA
December 31, 2015
Adjustable Rate RMBS	$2,976	0.1%	3.63%	224	1-Sep-35	4.10	10.04%	2.00%
Fixed Rate RMBS	2,000,623	92.7%	4.22%	315	1-Dec-45	NA	NA	NA
Hybrid Adjustable Rate RMBS	52,238	2.4%	2.55%	325	1-Aug-43	84.93	7.55%	2.00%
Total Mortgage-backed Pass-through	2,055,837	95.2%	4.18%	315	1-Dec-45	NA	NA	NA
Interest-Only Securities	61,574	2.9%	3.58%	250	25-Apr-45	NA	NA	NA
Inverse Interest-Only Securities	40,599	1.9%	5.97%	320	15-Apr-45	NA	6.36%	NA
Total Structured RMBS	102,173	4.8%	4.53%	278	25-Apr-45	NA	NA	NA
Total Mortgage Assets	$2,158,010	100.0%	4.19%	313	1-Dec-45	NA	NA	NA

($ in thousands)
	September 30, 2016		December 31, 2015
		Percentage of		Percentage of
Agency	Fair Value	Entire Portfolio	Fair Value	Entire Portfolio
Fannie Mae	$1,967,076	78.6%	$1,747,699	81.0%
Freddie Mac	526,476	21.0%	394,256	18.3%
Ginnie Mae	7,945	0.4%	16,055	0.7%
Total Portfolio	$2,501,497	100.0%	$2,158,010	100.0%

	September 30, 2016	December 31, 2015
Weighted Average Pass-through Purchase Price	$109.09	$108.05
Weighted Average Structured Purchase Price	$15.02	$14.18
Weighted Average Pass-through Current Price	$110.36	$107.56
Weighted Average Structured Current Price	$13.60	$14.17
Effective Duration (1)	2.438	2.753

(1)
Effective duration of 2.438 indicates that an interest rate increase of 1.0% would be expected to cause a 2.438% decrease in the value of the RMBS in the Company's investment portfolio at September 30, 2016. An effective duration of 2.753 indicates that an interest rate increase of 1.0% would be expected to cause a 2.753% decrease in the value of the RMBS in the Company's investment portfolio at December 31, 2015. These figures include the structured securities in the portfolio, but do not include the effect of the Company's funding cost hedges.  Effective duration quotes for individual investments are obtained from The Yield Book, Inc.

Financing, Leverage and Liquidity

As of September 30, 2016, the Company had outstanding repurchase obligations of approximately $2,298.1 million with a net weighted average borrowing rate of 0.73%.  These agreements were collateralized by RMBS with a fair value, including accrued interest, of approximately $2,431.3 million and cash pledged to counterparties of approximately $8.1 million. In September 2016, the Company purchased assets with a fair value of approximately $72.5 million, which settle in October 2016 that are expected to be funded by repurchase agreements.  The Company's leverage ratio at September 30, 2016 was 7.8 to 1 (excluding the $72.3 million of payable for unsettled securities purchased at September 30, 2016). At September 30, 2016, the Company's liquidity was approximately $135.9 million, consisting of unpledged RMBS (excluding the value of the unsettled purchases) and cash and cash equivalents.  To enhance our liquidity even further, we may pledge more of our structured RMBS as part of a repurchase agreement funding, but retain the cash in lieu of acquiring additional assets.  In this way we can, at a modest cost, retain higher levels of cash on hand and decrease the likelihood we will have to sell assets in a distressed market in order to raise cash.  Below is a listing of outstanding borrowings under repurchase obligations at September 30, 2016.

($ in thousands)
			Weighted		Weighted
	Total		Average		Average
	Outstanding	% of	Borrowing	Amount	Maturity
Counterparty	Balances(1)	Total	Rate	at Risk(2)	in Days
Citigroup Global Markets, Inc.	$270,285	11.8%	0.75%	$21,066	13
Mitsubishi UFJ Securities (USA), Inc.	207,159	9.0%	0.69%	11,235	15
ED&F Man Capital Markets Inc.	197,813	8.6%	0.70%	10,441	19
South Street Securities, LLC	185,800	8.1%	0.70%	9,608	4
J.P. Morgan Securities LLC	185,041	8.1%	0.76%	13,608	16
RBC Capital Markets, LLC	182,192	7.9%	0.70%	9,804	12
Goldman Sachs & Co.	161,739	7.0%	0.71%	10,036	14
ICBC Financial Services, LLC	143,778	6.3%	0.71%	7,711	10
Cantor Fitzgerald & Co.	114,312	5.0%	0.71%	6,346	19
Daiwa Capital Markets America, Inc.	113,005	4.9%	0.70%	6,219	9
Wells Fargo Bank, N.A.	101,563	4.4%	0.70%	5,770	13
Natixis, New York Branch	97,578	4.2%	0.69%	5,416	11
KGS-Alpha Capital Markets, L.P.	88,964	3.9%	0.74%	5,000	19
Nomura Securities International, Inc.	68,508	3.0%	0.71%	3,652	14
Mizuho Securities USA, Inc.	55,920	2.4%	0.88%	6,787	7
FHLB-Cincinnati	55,397	2.4%	1.00%	2,044	3
Guggenheim Securities, LLC	50,985	2.2%	0.74%	3,246	28
Morgan Stanley & Co. LLC	14,027	0.6%	0.79%	986	7
Suntrust Robinson Humphrey, Inc.	4,031	0.2%	0.80%	252	14
Total / Weighted Average	$2,298,097	100.0%	0.73%	$139,227	13

(1)
In September 2016, the Company purchased assets with a fair value of approximately $72.3 million, which settled in October 2016 that are expected to be funded by repurchase agreements.  The anticipated borrowings are not included in the table above.

(2)
Equal to the sum of the fair value of securities sold, accrued interest receivable and cash posted as collateral (if any), minus the sum of repurchase agreement liabilities, accrued interest payable and the fair value of securities posted by the counterparties (if any).

Hedging

In connection with its interest rate risk management strategy, the Company economically hedges a portion of the cost of its repurchase agreement funding against a rise in interest rates by entering into derivative financial instrument contracts.  The Company has not elected hedging treatment under U.S. generally accepted accounting principles ("GAAP") in order to align the accounting treatment of its derivative instruments with the treatment of its portfolio assets under the fair value option election. As such, all gains or losses on these instruments are reflected in earnings for all periods presented.  At September 30, 2016, such instruments were comprised of Eurodollar and Treasury note ("T-Note") futures contracts and interest rate swap agreements.

The table below presents information related to the Company's Eurodollar and T-Note futures contracts at September 30, 2016.

($ in thousands)
	Average	Weighted	Weighted
	Contract	Average	Average
	Notional	Entry	Effective	Open
Expiration Year	Amount	Rate	Rate	Equity(1)
Eurodollar Futures Contracts (Short Positions)
2016	$200,000	1.79%	0.92%	$(432)
2017	200,000	2.14%	1.00%	(2,279)
2018	200,000	2.53%	1.14%	(2,786)
2019	200,000	2.55%	1.22%	(665)
Total / Weighted Average	$200,000	2.30%	1.07%	$(6,162)

Treasury Note Futures Contracts (Short Positions)(2)
December 2016 10 year T-Note futures
(Dec 2016 - Dec 2026 Hedge Period)	$185,000	1.44%	1.40%	$(335)

(1)	Open equity represents the cumulative gains (losses) recorded on open futures positions from inception.
(2)	T-Note futures contracts were valued at a price of $131.13 at September 30, 2016. The nominal value of the short position was $242.6 million.

The table below presents information related to the Company's interest rate swap positions at September 30, 2016.
($ in thousands)
		Average		Net
		Fixed	Average	Estimated	Average
	Notional	Pay	Receive	Fair	Maturity
Expiration	Amount	Rate	Rate	Value	(Years)
> 3 to ≤ 5 years	$600,000	1.05%	0.80%	$792	3.4

Dividends

In addition to other requirements that must be satisfied to qualify as a REIT, we must pay annual dividends to our stockholders of at least 90% of our REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gains. We intend to pay regular monthly dividends to our stockholders and have declared the following dividends since our February 2013 IPO.

(in thousands, except per share data)
Year	Per Share Amount	Total
2013	$1.395	$4,662
2014	2.160	22,643
2015	1.920	38,748
2016 - YTD(1)	1.400	32,546
Totals	$6.875	$98,599

(1)
On October 12, 2016, the Company declared a dividend of $0.14 per share to be paid on October 31, 2016. The effect of this dividend is included in the table above, but is not reflected in the Company's financial statements as of September 30, 2016.

Peer Performance

The table below presents total return data for Orchid compared to a selected group of peers for periods through September 30, 2016.

Portfolio Total Rate of Return Versus Peer Group Average
				ORC Spread
	ORC			Over / (Under)
	Total Rate	Peer		Peer
	of Return(1)	Average(1)(2)		Average(3)
Second Quarter 2013	(3.0)%	(12.6)%		9.6%
Third Quarter 2013	(2.2)%	0.4%		(2.6)%
Fourth Quarter 2013	3.3%	(1.1)%		4.4%
Stub 2013 (Annualized)(4)	(2.8)%	(17.5)%		14.7%
First Quarter 2014(5)	(2.9)%	4.3%		(7.2)%
Second Quarter 2014	9.0%	7.2%		1.8%
Third Quarter 2014	5.8%	0.7%		5.1%
Fourth Quarter 2014	2.5%	3.0%		(0.5)%
2014 Total Return(5)	13.6%	15.6%		(2.0)%
First Quarter 2015	2.7%	1.4%		1.3%
Second Quarter 2015	0.4%	(1.8)%		2.2%
Third Quarter 2015	(2.2)%	(1.5)%		(0.7)%
Fourth Quarter 2015	3.2%	0.3%		2.9%
2015 Total Return	3.8%	(1.6)%		5.4%
First Quarter 2016	(1.8)%	(0.8)%		(1.0)%
Second Quarter 2016	2.5%	3.5%		(1.0)%
First two Quarters of 2016	0.5%	2.7%		(2.2)%
One Year Return - 7/1/15 - 6/30/16	1.3%	1.7%		(0.4)%
Two Year Return - 7/1/14 - 6/30/16(5)	12.6%	5.1%		7.5%
ORC IPO to First Quarter 2016 - 3/31/13 - 6/30/16(4)(5)	13.8%	2.1%		11.7%
Third Quarter 2016(6)	7.1%	N/	A	N/	A

Source: Company SEC filings and press releases
(1)
Total rate of return for each period is change in book value per share over the period plus dividends per share declared divided by the book value per share at the beginning of the period. None of the return calculations are annualized except the Stub 2013 calculation.

(2)	The peer average is the unweighted, simple, average of the total rate of return for each of the following companies in each respective measurement period: NLY, ANH, CMO, CYS, ARR and AGNC.
(3)	Represents the total return for Orchid minus peer average in each respective measurement period.
(4)
Orchid completed its Initial Public Offering, or IPO, in February 2013. We have elected to start our comparison beginning with Orchid's first full operating quarter, which was the second quarter of 2013. The Orchid IPO price was $15.00 per share on February 13, 2013, and Orchid paid its first dividend of $0.135 per share in March 2013. The book value per share at March 31, 2013 was $14.98.

(5)
At January 1, 2014, Orchid had 3,341,665 shares outstanding and a book value per share of $13.40.  During the first quarter of 2014 Orchid completed two secondary offerings in which it sold 5,750,000 shares at a price of $11.86 per share net of fees and offering costs.  The book value per share as of March 31, 2014 was $12.47.

(6)	As of October 31, 2016, earnings data for the third quarter of 2016 was not available for all companies included in the peer average calculation.

Book Value Per Share

The Company's book value per share at September 30, 2016 was $11.21. The Company computes book value per share by dividing total stockholders' equity by the total number of shares outstanding of the Company's common stock. At September 30, 2016, the Company's stockholders' equity was $294.4 million with 26,252,193 shares of common stock outstanding.

Stock Offerings

On March 2, 2015, Orchid entered into a third equity distribution agreement (the "March 2015 Equity Distribution Agreement") with two sales agents pursuant to which the Company may offer and sell, from time to time, up to an aggregate amount of $100,000,000 of shares of the Company's common stock in transactions that are deemed to be "at the market" offerings and privately negotiated transactions.  The March 2015 Equity Distribution Agreement replaced the September 2014 Equity Distribution Agreement. The Company issued a total of 7,218,766 shares under the March 2015 Equity Distribution Agreement for aggregate proceeds of approximately $93.2 million, net of commissions and fees, prior to its termination in July 2016.

On July 29, 2016, Orchid entered into a fourth equity distribution agreement (the "July 2016 Equity Distribution Agreement") with two sales agents pursuant to which the Company may offer and sell, from time to time, up to an aggregate amount of $125,000,000 of shares of the Company's common stock in transactions that are deemed to be "at the market" offerings and privately negotiated transactions.  The July 2016 Equity Distribution Agreement replaced the March 2015 Equity Distribution Agreement.  Through September 30, 2016, the Company issued a total of 3,467,891 shares under the July 2016 Equity Distribution Agreement for aggregate proceeds of approximately $37.0 million, net of commissions and fees.

Management Commentary

Commenting on the third quarter, Robert E. Cauley, Chairman and Chief Executive Officer, said, "The economic trends in place over the course of the first and second quarters of 2016 reversed in the third quarter and into the fourth. The broadest measure of economic growth in the United States, gross domestic product, or "GDP", appears to have rebounded back to around 2%, the level widely considered to be at or slightly above trend growth in the United States in the post Great Recession world. Interest rates, after falling precipitously early in the year and again after passage of the referendum in the United Kingdom known as "Brexit", have since stabilized and, earlier this month, moved back above levels seen just before the Brexit vote on June 23, 2016.  In fact, the yield on the 10 year US Treasury reached an all-time low yield shortly after the Brexit vote.  However, while the slow growth witnessed in the US over the first half of the year has ended, economic growth is by no means robust.  Many of the drags on growth, predominantly in the manufacturing and energy sectors, have stabilized but have not recovered meaningfully.  The strongest sectors of the economy, the housing, consumer and labor markets, continue to perform relatively well and drive economic growth.  However, the net of all this activity appears to be modest growth accompanied by increasing, but not excessive, inflation. Second quarter GDP growth was 1.4% and GDP growth for the third quarter was initially reported last Friday at 2.9%. Inflation, especially the Federal Reserve's (the "Fed") preferred measure, personal consumption expenditures, was reported at 1.6% on the core level late last week. Base line effects resulting from the sharp drop in oil prices in late 2014 and 2015 should cause this measure to continue to move towards 2%, the Fed's target level.

"These conditions should allow the Fed to remove accommodation at a very gradual pace. To wit, the market now expects the Fed to raise rates before year end, probably at its December meeting.  Public comments by various Fed governors and committee members have been consistent in supporting this expectation. Assuming incoming economic data remains supportive and financial conditions do not deteriorate, we expect the Fed to move rates higher by 25 bps at its December meeting.  Nonetheless, it is equally likely, in the eyes of most market participants, that the Fed will not raise rates aggressively in 2017 and beyond.  Public comments by the Fed officials described above are also consistent with this expectation.  Accordingly, we expect the level of the U.S. Federal Funds ("Fed Funds") rate, and funding levels generally, only to move modestly higher over the next few years.

"With this backdrop in the economy and rates market, the mortgage market has performed well over the course of the third quarter of 2016.  From a price perspective, the slight increase in rates over the course of the third quarter – the US treasury curve flattened modestly as two year yields increased by approximately 17.5 bps while the ten year treasury yields increased by approximately 12.5 bps – coupled with expectations that prepayment speeds would moderate, enabled 30 year fixed rate mortgages to tighten in spread to comparable duration treasuries. In fact, with rates up, prices of 30 year fixed rate 3% through 4.5% securities increased.  The same is true of higher coupon 15 year, fixed rate securities, although to a lesser extent. From a prepayment perspective, speeds accelerated into the late summer post-Brexit and appear to have peaked in August, based on the report issued in early September. However, speeds moderated only modestly in September, based on the report issued in early October. Going forward, the combination of higher rates – the MBA survey rate issued on October 20, 2016 was the highest since just before the Brexit vote – coupled with the seasonal slowdown in prepayments, should cause prepayment rates to decrease further.  This in turn should be supportive of mortgage valuations.  In addition, the Fed appears intent on continuing the reinvestment of pay-downs on its MBS holdings, and banks, particularly large banks, continue to add to their MBS holdings, both in securitized and whole-loan form.  Both of these trends are supportive of mortgage valuations as well.  A potential pitfall would be if the Fed, in an effort to steepen the curve, terminated, or significantly reduced, its reinvestment of pay-downs. Governor Eric Rosengren of the Boston Fed recently hinted at this possibility, although Fed leadership, Chair Yellen, Vice Chair Fischer and NY Fed governor Dudley, have not.

"A second consideration for mortgage valuations is pay-up premiums on call-protected securities.  Orchid has a significant allocation of its portfolio in these securities.  In spite of the increase in rates during the third quarter, and continuing into the fourth quarter, such pay-up premiums remain elevated, consistent with prepayment speeds. Going forward, if prepayment speeds moderate further, call-protected security pay-up premiums could diminish. The Company has reduced exposure to such securities gradually over the course of the third quarter and to date in the fourth quarter, while weighing the potential risks of continued pay-up premium erosion versus the need for prepayment protection as speeds have moderated only modestly so far.

"Portfolio positioning remains concentrated in higher coupon, fixed rate securities with various forms of call protection.  Exposure to increasing rates is mitigated by IO and IIO only securities coupled with various forms of funding hedges – short positions in euro dollar futures, treasury futures, pay fixed interest rate swaps and short positions in TBA securities.  However, as discussed above, pay-up premiums for call-protected securities remain elevated.  As mentioned, to address the exposure to a more dramatic increase in rates and likely erosion of these pay-up premiums, we have sold securities with some of the highest forms of call protection to the dealer community for purposes of structuring them into agency CMO structures whereby we took back an inverse IO position, thereby allowing us to maintain the favorable prepayment protection while removing the exposure to high premiums.  This activity was the primary reason for the capital allocation shift from PT RMBS towards structured RMBS.  The allocation to PR RMBS from 62.1% at June 30, 2016 to 58.9% at September 30, 2016."

"Going forward, the exposure to higher forms of call protection is likely to continue to decrease absent a reversal downward in rates. To the extent possible we will also reduce such exposure via the structuring option whereby we retain the IO portion, likely in the form of an inverse IO owing to the demand for floating rate CMO's. Otherwise the portfolio will rely on lower forms of call protection when redeploying pay-downs or investing new capital, when and if available."

Earnings Conference Call Details

An earnings conference call and live audio webcast will be hosted Tuesday, November 1, 2016, at 10:00 AM ET. The conference call may be accessed by dialing toll free (877) 341-5668.  International callers dial (224) 357-2205.  The conference passcode is 3206801.  A live audio webcast of the conference call can be accessed via the investor relations section of the Company's website at www.orchidislandcapital.com, and an audio archive of the webcast will be available until November 18, 2016.

About Orchid Island Capital, Inc.

Orchid Island Capital, Inc. is a specialty finance company that invests on a leveraged basis in Agency RMBS. Our investment strategy focuses on, and our portfolio consists of, two categories of Agency RMBS: (i) traditional pass-through Agency RMBS and (ii) structured Agency RMBS, such as CMOs, IOs, IIOs and POs, among other types of structured Agency RMBS. Orchid is managed by Bimini Advisors, LLC, a registered investment adviser with the Securities and Exchange Commission.

Forward Looking Statements

Statements herein relating to matters that are not historical facts, including, but not limited to statements regarding interest rates, liquidity, pledging of our structured RMBS, funding levels and spreads, prepayment speeds, portfolio positioning, inflation, market expectations and general economic conditions, are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The reader is cautioned that such forward-looking statements are based on information available at the time and on management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in such forward-looking statements. Important factors that could cause such differences are described in Orchid Island Capital, Inc.'s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Orchid Island Capital, Inc. assumes no obligation to update forward-looking statements to reflect subsequent results, changes in assumptions or changes in other factors affecting forward-looking statements.

CONTACT:
Orchid Island Capital, Inc.
Robert E. Cauley, 772-231-1400
Chairman and Chief Executive Officer
www.orchidislandcapital.com

Summarized Financial Statements

The following is a summarized presentation of the unaudited balance sheets as of September 30, 2016, and December 31, 2015, and the unaudited quarterly results of operations for the nine and three months ended September 30, 2016 and 2015. Amounts presented are subject to change.

ORCHID ISLAND CAPITAL, INC.
BALANCE SHEETS
($ in thousands, except per share data)
(Unaudited - Amounts Subject To Change)

	September 30, 2016	December 31, 2015
ASSETS:
Total mortgage-backed securities	$2,501,497	$2,158,010
Cash, cash equivalents and restricted cash	127,741	69,959
Accrued interest receivable	9,527	8,490
Derivative assets, at fair value	1,097	669
Receivable for securities sold	27,509	-
Other assets	1,100	4,709
Total Assets	$2,668,471	$2,241,837

LIABILITIES AND STOCKHOLDERS' EQUITY
Repurchase agreements	$2,298,097	$1,798,813
FHLB advances	-	187,500
Payable for unsettled securities purchased	72,343	-
Derivative liabilities, at fair value	544	-
Accrued interest payable	1,873	863
Due to affiliates	480	465
Other liabilities	738	941
Total Liabilities	2,374,075	1,988,582
Total Stockholders' Equity	294,396	253,255
Total Liabilities and Stockholders' Equity	$2,668,471	$2,241,837
Common shares outstanding	26,252,193	21,749,490
Book value per share	$11.21	$11.64

ORCHID ISLAND CAPITAL, INC.
STATEMENTS OF OPERATIONS
($ in thousands, except per share data)
(Unaudited - Amounts Subject to Change)

	Nine Months Ended September 30,		Three Months Ended September 30,
	2016	2015	2016	2015
Interest income	$62,059	$49,719	$22,358	$18,352
Interest expense	(10,629)	(4,900)	(3,979)	(2,037)
Net interest income	51,430	44,819	18,379	16,315
(Losses) gains	(22,446)	(45,762)	4,418	(23,682)
Net portfolio income (loss)	28,984	(943)	22,797	(7,367)
Expenses	6,587	5,795	2,271	2,050
Net income (loss)	$22,397	$(6,738)	$20,526	$(9,417)
Basic and diluted net income (loss) per share	$0.99	$(0.34)	$0.85	$(0.42)
Weighted Average Shares Outstanding	22,619,293	19,725,675	24,133,343	22,545,019
Dividends Declared Per Common Share:	$1.26	$1.50	$0.42	$0.42

	Three Months Ended September 30,
Key Balance Sheet Metrics	2016	2015
Average RMBS(1)	$2,362,377	$2,146,240
Average repurchase agreements(1)	2,179,462	1,978,685
Average stockholders' equity(1)	269,040	270,008
Leverage ratio(2)	7.8:1	7.6:1

Key Performance Metrics
Average yield on RMBS(3)	3.79%	3.42%
Average cost of funds(3)	0.73%	0.41%
Average economic cost of funds(4)	1.22%	0.59%
Average interest rate spread(5)	3.06%	3.01%
Average economic interest rate spread(6)	2.57%	2.83%

(1)	Average RMBS, borrowings and stockholders' equity balances are calculated using two data points, the beginning and ending balances.
(2)
The leverage ratio is calculated by dividing total ending liabilities by ending stockholders' equity.   At September 30, 2016 and 2015, the $72.3 million and $93.3 million, respectively of payable for unsettled securities purchased have been excluded from the total liabilities for this ratio.

(3)	Portfolio yields and costs of funds are calculated based on the average balances of the underlying investment portfolio/borrowings balances and are annualized for the quarterly periods presented.
(4)	Represents interest cost of our borrowings and the effect of derivative agreements attributed to the period related to hedging activities, divided by average borrowings.
(5)	Average interest rate spread is calculated by subtracting average cost of funds from average yield on RMBS.
(6)	Average economic interest rate spread is calculated by subtracting average economic cost of funds from average yield on RMBS.